PROMISSORY NOTE AGREEMENT

Effective Date:	September 30, 2009
Borrower:	Rostock Ventures Corp.
Borrower's Mailing Address:	2360 Corporate Circle, Suite 4000 Henderson, NV 89074-7725
Lender:	Collin Sinclair
Lender's Mailing Address:	____________________ ____________________ ____________________
Principal Amount:	USD$15,131.14
Annual Interest Rate:	0.0%
Maturity Date:	________________

Terms of Payment:

Principal and interest are due and payable on or before the maturity date of ________ __________.

Security:	This note is unsecured.

For value received, the undersigned, Rostock Ventures Corp., a Nevada corporation, hereby promises to pay to the order of Collin Sinclair the principal sum of fifteen thousand and one hundred and thirty one dollars and fourteen cents ($15,131.14) plus any unpaid accrued interest in lawful money in United States of America, which shall be legal tender.

If this Note or any instrument securing or collateral to it is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then the Borrower shall pay the Lender all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

IN WITNESS WHEREOF, the Borrower has duly executed this Note with an effective date of October 29, 2008.

ROSTOCK VENTURES CORP.

____

Gregory Rotelli, President

June 10, 2015

Date